UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Smart & Final Stores, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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600 Citadel Drive

Commerce, CA 90040

On March 25, 2016, Smart & Final Stores, Inc., a Delaware corporation (“Company”), filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Company’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, May 19, 2016 at 10:00 A.M. Pacific Time at the DoubleTree Hotel, Ballroom, 5757 Telegraph Road, Commerce, California 90040.

This amendment to the Proxy Statement is being filed with the SEC by the Company to correct a clerical error in the Proxy Statement with respect to cash compensation of the Company’s non-employee directors, which inadvertently omitted that, for the Company’s fiscal year ended January 3, 2016, Andrew A. Giancamilli received cash compensation from the Company in connection with his service as a director in accordance the Company’s director compensation program in the aggregate amount of $63,500.

The “Director Compensation Table for Fiscal Year 2015” in the Proxy Statement is replaced in its entirety with the following:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Total ($)
Richard A. Anicetti(2)	52,500	—	52,500
Norman H. Axelrod	56,000	—	56,000
Andrew A. Giancamilli	63,500	—	63,500
Dennis T. Gies(3)	74,000	—	74,000
Paul N. Hopkins(4)	20,000	28,765	48,765
David B. Kaplan(3)	54,500	—	54,500
Adam L. Stein(3)	82,500	—	82,500
Kenneth I. Tuchman(4)	20,000	28,765	48,765
Joseph S. Tesoriero	89,000	—	89,000

(1)                                 The amounts shown for stock awards relate to restricted stock granted under the 2014 Incentive Plan. These amounts are based upon the grant date fair value of awards calculated in accordance with FASB ASC Topic 718. The assumptions used in determining the amounts in this column are set forth in Note 12, Share-Based Compensation, to our consolidated financial statements for fiscal year 2015. Each of Mr. Hopkins and Mr. Tuchman was granted 1,737 shares of restricted stock, which vest at a rate of 25% on each of November 16, 2016, 2017, 2018 and 2019, provided he has remained in service until the vesting date.

(2)                                 Resigned from the Board in September 2015.

(3)                                 Fees paid to ACOF Operating Manager III, LLC and ACOF Operating Manager IV, LLC, which are parties to the Management Services Agreements.

(4)                                 Represents pro rata fees based upon start date.

Except as described above, this amendment to the Proxy Statement does not modify, amend, supplement or otherwise affect the Proxy Statement.